Exhibit 99.1

Richard Lashley Appointed to Banc of California Board of Directors

•	Lashley brings significant banking, financial and strategic expertise to Board

•	Director compensation reviewed and revised

•	Board approves certain enhancements to corporate governance policies

IRVINE, Calif., (February 8, 2017) — Banc of California, Inc. (the “Company”) (NYSE: BANC) today announced that Richard Lashley has been appointed to its Board of Directors (the “Board”). Mr. Lashley also has been appointed as a director of Banc of California, N.A., the Company’s subsidiary bank (the “Bank”).

Mr. Lashley will fill the Director vacancy created by the resignation of Steven Sugarman on January 23, 2017. His term will expire at the Company’s 2019 Annual Meeting of Stockholders. Mr. Lashley also has been appointed as a member of the Company’s and Bank’s Joint Audit Committee and their Enterprise Risk Committees. Mr. Lashley’s appointment to the Board is expected to become effective February 16, 2017.

Mr. Lashley is a co-founder of PL Capital Advisors, LLC, which beneficially owns approximately 6.9% of the Company’s voting common shares. Mr. Lashley previously served as Director of KPMG Financial Services — Capital Strategies Group, a national corporate finance practice providing merger and acquisition advisory services to thrifts, banks, mortgage companies and other financial services companies.

Robert D. Sznewajs, Chairman of the Board, said, “The addition of Mr. Lashley to the Board is consistent with our commitment to carefully consider constructive input from our stockholders. Mr. Lashley brings a wealth of expertise in the banking industry and corporate governance, and we are confident he will help us further our focus on the Company’s financial performance and profitability in order to enhance stockholder value.”

Mr. Lashley stated, “I look forward to continuing the collaborative and solutions-focused spirit with which PL Capital and the Board approached our discussions, and to leveraging my background and industry knowledge to help the Company meet its strategic goals and drive stockholder value.”

Cooperation Agreement

In connection with the appointment of Mr. Lashley to the Board, PL Capital Advisors and its affiliates have entered into a Cooperation Agreement with the Company, in which they have agreed, among other matters, for a period of time commencing from the date of the Cooperation Agreement through the first day following the Company’s 2017 annual meeting of stockholders, to vote their shares of Company stock (i) in favor of the Company’s slate of directors, (ii) against any stockholder’s nominations for directors not approved and recommended by the Board and against any proposals or resolutions to remove any director and (iii) in accordance with the recommendations by the Board on all other proposals of the Board set forth in the Company’s proxy statement. In addition, during the same period, PL Capital Advisors and its affiliates have agreed not to acquire additional shares of the Company that would result in PL Capital Advisors and its affiliates owning 10% or more of the Company’s outstanding voting common shares; not to engage in proxy solicitations in an election contest; not to subject any shares to any voting arrangements except as expressly provided in the Cooperation Agreement; not to make or be a proponent of a stockholder proposal; not to seek or call a meeting of stockholders or solicit consents from stockholders; not to seek to obtain representation on the Board, except as otherwise expressly provided in the Cooperation Agreement; not to seek to remove any director from the Board; not to seek to amend any provision of the governing documents of the Company, or propose or participate in certain extraordinary corporate transactions involving the Company.

18500 Von Karman Ave. • Suite 1100 • Irvine, CA • 92612 (949) 236-5250 • www.bancofcal.com

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which will be included as an exhibit to a Current Report on Form 8-K filed by the Company today.

Halle Benett Wishes to Stand for Re-Election to the Board

As the Company reported on February 7, 2017, the Company previously reported in a Current Report on Form 8-K filed on December 27, 2016, that Halle J. Benett informed the Company and the Bank of his decision not to stand for re-election as a director of the Company at the 2017 Annual Meeting of Stockholders of the Company or as a director of the Bank at the 2017 annual meeting of the sole stockholder of the Bank. On February 1, 2017, Mr. Benett advised the Company and the Bank that he has reconsidered this decision, and wishes to stand for re-election. It is expected that the Boards of Directors of the Company and the Bank and the Joint Nominating and Corporate Governance Committee of the Boards will consider this development in connection with selecting the Boards’ nominees for the 2017 Annual Meeting of Stockholders of the Company and the 2017 annual meeting of the sole stockholder of the Bank.

Changes to Board Compensation

In connection with the changes to the Board composition, the Board engaged a compensation consultant to undertake a review of its director compensation policies. The Board announced it has revised director compensation, effective immediately, to consist of the components of compensation for non-employee directors of the Company and the Bank as described in the Current Report on Form 8-K filed by the Company today.

Enhancements to Corporate Governance

As announced on January 23, 2017, the Board is committed to continuing its efforts to enhance its overall corporate governance. The Board has approved a new policy on Outside Business Activities which tightens the controls on outside business activities of officers and employees of the Company and requires non-employee directors to refrain from engaging in outside business activities that create an actual or apparent conflict of interest. The Company previously announced that it was in the process of preparing a more rigorous policy to govern the review and approval of related party transactions and the Board has adopted a Related Party Transaction Policy restricting transactions with related parties in the future.

In addition, the Board has revised the stock ownership guidelines to increase the amount of stock or stock equivalents that each non-employee director must hold from three times the then-current annual cash base retainer to five times the then-current annual cash base retainer, by the end of the fifth fiscal year following their appointment to the Board, with incumbent directors required to meet the increased stock ownership requirements within three years of the adoption of the new guidelines.

Bylaw Amendments

The Company also announced an amendment to the Company’s bylaws in order to facilitate the calling of special Board meetings by lowering the number of directors, other than the Chair of the Board, who can call a special meeting from one-third of the directors to two or more directors. This amendment is effective immediately. A copy of the bylaw amendment is included as an exhibit to a Current Report on Form 8-K filed by the Company today.

About Richard J. Lashley

Mr. Lashley is a principal of PL Capital Advisors, LLC, an investment firm specializing in the banking industry. Prior to co-founding PL Capital in 1996, Mr. Lashley was employed by KPMG, where he developed a specialization providing professional accounting and consulting services to numerous thrifts, banks and mortgage companies nationwide. In 1991, he was selected to be the Assistant to the National Industry Director of KPMG’s U.S. Banking and Finance practice. In 1993, Mr. Lashley was promoted to the position of Director, KPMG Financial Services — Capital Strategies Group, a corporate finance practice providing merger and acquisition advisory services to banks, thrifts, mortgage companies and other financial services companies nationwide.

Mr. Lashley has significant prior experience as a board member of numerous banks and thrifts throughout the U.S.

He received a Bachelor of Science Degree in Business Administration from Oswego State University in 1980 and an MBA degree in Accounting from Rutgers University in 1984. Mr. Lashley is a Certified Public Accountant (CPA) in New Jersey (status inactive).

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates over 100 offices in California and the West. The Company was recently recognized by Forbes for the second straight year as one of the 100 Best Banks in America for 2017.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Abernathy MacGregor
Timothy Sedabres, (855) 361-2262	Ian Campbell / Joe Hixson / Kristin Cole (213) 630-6550 idc@abmac.com / jrh@abmac.com / kec@abmac.com